Exhibit 10.2

CVB FINANCIAL CORP.

2018 EQUITY INCENTIVE PLAN

FORM OF NOTICE OF STOCK OPTION GRANT AND AGREEMENT

Name:	Option Number:
Address:	Plan Name: 2018 Equity Incentive Plan

Effective                 , 20    , (“Grant Date”), you have been granted an Option (the “Option”) to purchase                  (                ) shares of CVB Financial Corp. common stock (the “Shares”) pursuant to, and subject to the terms and conditions of, the CVB Financial Corp. 2018 Equity Incentive Plan (the “Plan”) and this Notice of Stock Option Grant and Agreement including the attachment hereto (collectively, this “Notice and Agreement”). Except as otherwise defined herein, terms with initial capital letters shall have the same meanings set forth in the Plan. A copy of the Plan is attached to this Notice and Agreement. The terms and conditions of the Plan are incorporated herein by this reference.

The Option is

                     a Nonqualified Stock Option

                     an Incentive Stock Option (subject to the limitation in Section 5.3.2(c) of the Plan)

The Exercise Price to acquire the Shares underlying the Option is $         per share, which may be paid in any form of consideration set forth in Section 5.6.1 of the Plan.

The Option shall be exercisable only with respect to the Shares that are vested. Subject to the terms and conditions of the Plan, the Shares underlying this Option shall vest on the following schedule:

                     Shares on [date no earlier than one year after Grant Date]

                     additional Shares on [date]

                     additional Shares on [date]

                     additional Shares on [date]

Vesting shall cease immediately upon termination of your employment for any reason, whether voluntary or involuntary.

The Option shall expire and shall no longer be exercisable after                             , subject to earlier expiration as set forth in Section 5.5 of the Plan.

By accepting this grant and exercising any portion of the Option, you represent that you: (i) agree to the terms and conditions of this Notice and Agreement and the Plan; (ii) have reviewed the Plan and the Notice and Agreement in their entirety, and have had an opportunity to obtain the advice of legal counsel and/or your tax advisor with respect thereto; (iii) fully understand and accept all provisions hereof; (iv) agree to accept as binding, conclusive, and final all of the Administrator’s decisions regarding, and all interpretations of, the Plan and the Notice and

Agreement; and (v) agree to notify the Company upon any change in your home address indicated above.

Please return a signed copy of this Notice of Stock Option Grant and Agreement to [insert contact name and address of the Company], and retain a copy for your records.

Dated:

For CVB Financial Corp. [Insert Title]

AGREED AND ACCEPTED:

Dated:

Name:

Address:

CVB FINANCIAL CORP.

2018 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

1.      Grant of Option. The Company has granted to you (“Participant”) the number of Shares (the “Option Shares”) specified in the Notice of Stock Option Grant to which this Stock Option Agreement is attached (the “Notice of Grant”), subject to the following terms and conditions. In consideration of such grant, you agree to be bound by such terms and conditions, and by the terms and conditions of the Plan.

2.      Plan.

(a)      Amendments, Terms and Conditions. The Option is granted pursuant to the Plan, as in effect on the Grant Date, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no such amendment shall deprive Participant, without his or her consent, of the Option or of any of Participant’s rights under this Notice and Agreement. The interpretation and construction by the Company of the Plan, this Notice and Agreement, the Option and such rules and regulations as may be adopted by the Company for the purpose of administering the Plan shall be final and binding upon Participant. Until the Option shall expire, terminate or be exercised in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to Participant or any other person or entity then entitled to exercise the Option.

(b)      Acceptance. Participant hereby acknowledges receipt of a copy of the Plan and this Notice and Agreement. Participant has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and conditions of the Plan and this Notice and Agreement.

(c)      Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meaning assigned to these terms in the Plan.

(d)      Conflict with Plan. This Option is granted pursuant to the Plan, the provisions of which are incorporated into this Notice and Agreement by reference, and, in the event any conflict between this Notice and Agreement and the Plan exists, the terms of the Plan shall govern.

3.      No Acquired Rights. Participant agrees and acknowledges that:

(a)      the grant of this Option under the Plan is voluntary and occasional and does not create any contractual or other right to receive future grants of any Options or benefits in lieu of any Options, even if Options have been granted repeatedly in the past and regardless of any reasonable notice period mandated under local law;

(b)      the value of this Option is an extraordinary item of compensation which is outside the scope of the Participant’s employment contract, if any;

(c)      this Option is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating termination, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, retirement benefits, or similar payments;

(d)      the future value of the Option Shares awarded under the Plan is unknown and cannot be predicted with certainty; and

(e)      no claim or entitlement to compensation or damages arises from the termination of this Option or diminution in value of this Option or Shares purchased under the Plan, and Participant irrevocably releases the Company from any such claim.

4.      Restrictive Covenants. Participant shall not, for a period of twelve (12) months following the termination of his or her employment by (or other business relationship with) the Company or any of its affiliates:

(a)      directly or indirectly (i) Solicit or assist any other individual or entity in Soliciting any Customer or Prospective Customer for the purpose of performing or providing any financial or banking services that a national banking association, bank holding company, state bank, savings and loan association, or other regulated financial institution is permitted by law to conduct or furnish (“Banking Services”) as of the date of Participant’s termination of employment (or other business relationship) by using any Confidential Information (as defined in Section 5(a) below); or (ii) interfere with or damage (or attempt to interfere with or damage) any relationship and/or agreement between the Company or any of its affiliates and a Customer or Prospective Customer by using any Confidential Information; or

(b)      directly or indirectly Solicit, or assist any other individual or entity in Soliciting any person then currently employed by (or in a business relationship with) the Company or its affiliates, or any person employed by (or in a business relationship with) the Company, its affiliates and/or their predecessors within twelve (12) months of the end of Participant’s employment (or other business relationship) with the Company or its affiliates, to terminate his, her business relationship, employment, or other association with the Company or its affiliates.

(c)      For purposes of this Notice and Agreement:

(i)      “Customer” shall mean any person, firm, corporation or other organization for whom the Company, its affiliates and/or their predecessors provided Banking Services within a 12-month period before or after the date on which Participant’s employment (or other business relationship) with the Company or its affiliates terminated.

(ii)      “Prospective Customer” shall mean any person, firm, corporation or other organization with whom the Participant has had any negotiations or discussions regarding the possible performance of Banking Services on behalf of the Company or its affiliates within the twelve (12) months preceding the termination of the Participant’s employment (or other business relationship) with the Company.

(iii)      “Solicit” shall mean to have any direct or indirect communications of any kind whatsoever, which invites, advises, encourages or requests that any person or entity take or refrain from taking any action in any manner.

(d)      The obligations set forth in this Section 4 shall survive the termination of Participant’s employment (or other business relationship) and expiration of the term of this Notice and Agreement.

5.      Property Rights, Confidential Information and Trade Secrets of the Company.

(a)      Participant understands that in the course of Participant’s employment with the Company or its affiliates, Participant will or may have access to and become informed of confidential, proprietary and/or trade secret information concerning the Company or its affiliates that is not generally known to the public or the competitors of the Company or its affiliates (collectively referred to as “Confidential Information”) including but not limited to:

(i)      Information regarding the Company’s and/or its affiliates’ general business operations (including, without limitation, financial information, business plans, organizational structure, policies, strategic planning, sales, marketing strategies, distribution methods, data processing and other systems, personnel policies and compensation plans and arrangements);

(ii)      Information prepared or compiled by the Company or its affiliates regarding its Customers or Prospective Customers (including, without limitation, information contained in account analysis reports and credit memoranda, deposit and account activity information, lending terms and rates offered to specific Customers and/or Prospective Customers of the Company or its affiliates, loan agreements, commitment letters, audit information, and information relating to Banking Services offered by the Company or its affiliates to Customers);

(iii)      Information, knowledge, formulas, or data of a technical nature (including, without limitation, methods, know-how, processes, discoveries, or research projects);

(iv)      Information, knowledge or data relating to future developments (including, without limitation, research and development, future marketing or merchandising);

(v)      Any and all Customers and Prospective Customers’ names, addresses and other contact information (such as telephone numbers and e-mail addresses), Customer preferences and accounts, lists, suppliers lists and advertising lists of the Company or its affiliates; and

(vi)      Any and all employee lists, employee identities, directories and information (including but not limited to information regarding employees’ salaries, commissions and other benefits, levels of knowledge, performance, experience and expertise, strengths and weaknesses, and special talents).

(b)      Participant understands and agrees that such Confidential Information constitutes a valuable competitive asset of the Company and its affiliates and that it is and shall remain the exclusive property of the Company and/or its affiliates.

(c)      Participant understands and agrees that, except in the course of Participant’s regular authorized duties on behalf of the Company or its affiliates, Participant will keep all Confidential Information in strict confidence during the term of Participant’s employment with the Company or its affiliates and thereafter, and Participant will never directly or indirectly make known, divulge, reveal, furnish, make available, disclose, or use any Confidential Information, whether prepared by Participant or otherwise coming into Participant’s possession, custody, or control.

(d)      The obligations set forth in this Section 5 will survive the termination of Participant’s employment (or other business relationship) and any expiration of the term of this Notice and Agreement.

6.      Stockholder Rights. No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Option Shares until the Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Notice and Agreement and the Option Shares shall have been issued. With respect to the portion of any Option which has not been exercised and any payments in cash, Company common stock or other consideration not received by Participant, Participant shall have no rights greater than those of a general creditor of the Company unless the Company shall otherwise expressly determine in connection with any Option or Options.

7.      Notice of Disqualifying Disposition of Incentive Stock Option Shares. To the extent this Option is an Incentive Stock Option, if Participant sells or otherwise disposes of any of the Option Shares acquired pursuant to the Incentive Stock Option on or before the later of (a) the date two years after the Grant Date, and (b) the date one year after transfer of such Shares to Participant upon exercise of this Option, then Participant shall immediately notify the Company in writing of such disposition.

8.      U.S. Tax Consequences. Participant acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Option Shares and that the Company has advised Participant to consult a tax advisor prior to such exercise or disposition. The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences, if applicable, of this investment and the transactions contemplated by this Notice and Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its employees or agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Notice and Agreement.

9.      Injunctive Relief. Participant understands and agrees that the breach or threatened breach of the agreements contained in Sections 4 and 5 (the “Restrictive Covenants”), above, would give rise to irreparable injury to the Company and/or its affiliates which injury would be inadequately compensable in money damages. Accordingly, the Company and/or its affiliates may seek and obtain a restraining order and/or injunction prohibiting the breach or threatened breach of the Restrictive Covenants, in addition to and not in limitation of any other legal remedies which may be available. Participant further understands and agrees that the covenants set forth in the Restrictive Covenants are necessary for the protection of the Company’s and/or its affiliates’ legitimate business interests and are reasonable in scope and content.

10.      Compliance with Other Laws and Regulations. Notwithstanding anything to the contrary in this Notice and Agreement, the grant and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required including the rules and regulations of the Securities and Exchange Commission and the rules of any exchange or any quotation system on which the Company’s common stock may then be listed. Without limitation of the foregoing, Participant agrees and acknowledges that the exercise of Options hereunder, and any subsequent sale of the shares underlying such Options, shall be made in compliance with the Company’s then applicable Insider Trading Policy and all other applicable federal and state securities laws. The Company shall not be required to issue or deliver any certificates for shares of its common stock prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

11.      General.

(a)      Governing Law; Entire Agreement. This Notice and Agreement shall be governed by and construed under the laws of the State of California and applicable federal law. The Notice and Agreement and the Plan, which is incorporated herein by reference, represents the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements with respect to such subject matter. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Notice and Agreement, the terms and conditions of the Plan shall prevail. To the extent that Participant has entered into any agreement to arbitrate claims with the Company, such agreement to arbitrate claims, which is incorporated herein by reference, shall apply to any and all disputes between Participant and the Company arising out of or relating to the Notice and Agreement and the Plan.

(b)      Notices. Any notice, demand or request required or permitted to be delivered by either the Company or the Participant pursuant to the terms of this Notice and Agreement shall be in writing and shall be deemed given when delivered personally, deposited with an international courier service, or five days after being deposited in the U.S. Mail, by certified or registered mail with postage prepaid, return receipt requested, to the Company at 701 North Haven Avenue, Ontario, California, 91764, Attention: President, or to Participant at the addresses set forth in the Notice of Grant, or such other address as a party may request in advance by notifying the other in writing in the manner aforesaid.

(c)      Severability. In the event that any provision of this Notice and Agreement should be held void, voidable, or unenforceable, the remaining portions hereof shall remain in full force and effect notwithstanding the provision found to be void, voidable, or unenforceable, which shall be deemed to be excised from this Notice and Agreement.

(d)      Successors and Assigns. The Company may assign any of its rights under this Notice and Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Notice and Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

(e)      Further Assurances. The Participant agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Notice and Agreement.

(f)      Delivery of Stock Certificates. Delivery of stock certificates to Participant under this Notice and Agreement shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to Participant, at Participant’s last known address on file with the Company.

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